EXHIBIT 16





December 19, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of Security Capital Corporation dated December 13, 2000.

Yours truly,

/s/ Deloitte & Touche LLP


cc:  Mr. Brian Fitzgerald-President
     Mr.William Schlueter-Chief Financial Officer